Exhibit 32.2

Statement of Chief Financial Officer

Pursuant to Section 1350 of Title 18 of the United States Code

Pursuant to Section 1350 of Title 18 of the United States Code, the undersigned, Michael J. Catelani, the Chief Financial Officer of ITUS Corporation, hereby certifies that:

1.

The Company's Form 10-Q Quarterly Report for the period ended January 31, 2017 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Michael J. Catelani
Michael J. Catelani
Chief Financial Officer
(Principal Financial and
March 15, 2017	Accounting Officer)